Exhibit 24(b)(2)

                    BYLAWS OF LB SERIES FUND, INC.

                             SHAREHOLDERS

     Section 1.01. PLACE OF MEETINGS. Each meeting of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board of Directors or the Chief Executive Officer; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.

     SECTION 1.02. REGULAR MEETINGS. Regular meetings of the shareholders may be held on an annual or other less frequent basis as determined by the Board of Directors; provided, however, that if a regular meeting has not been held during the immediately preceding fifteen months, a shareholder or shareholders holding 3% or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written demand given to the Chief Executive Officer or Chief Financial Officer of the Corporation. At each regular meeting the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

     Section 1.03. SPECIAL MEETINGS. A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer; by the Chief Financial Officer; by the Board of Directors or any two or more members thereof; or by one or more shareholders holding not less than 10% of the voting power of all shares of the Corporation entitled to vote, who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Corporation specifying the purposes of such meeting.

     Section 1.04. MEETINGS HELD UPON SHAREHOLDER DEMAND. Within thirty days of receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of Directors of the Corporation to cause a special or regular meeting of shareholders, as the case may be, to be duly called and held on notice no later than ninety days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 1.06 hereof at the expense of the Corporation.

     Section 1.05. ADJOURNMENTS. Any meeting of the shareholders may be adjourned from time to time to another date, time and place. If any meeting of the shareholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

     Section 1.06.  NOTICE OF MEETINGS.  Except as otherwise specified in
Section 1.05 or required by law, written notice of each meeting of the shareholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than sixty days prior to the meeting to every holder of shares entitled to vote at such meeting. The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting.

     Section 1.07. WAIVER OF NOTICE. A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

     Section 1.08. QUORUM; ACTS OF SHAREHOLDERS. Subdivision 1. Except as otherwise required by law, the Articles of Incorporation of the Corporation or these Bylaws, the holders of a majority of the voting power of the shares entitled to vote at a shareholders meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of the shareholders originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at a duly held meeting of shareholders.

     Subdivision 2. The absence from any meeting, in person or by proxy, of holders of the number of shares in excess of a majority thereof which may be required by the laws of the State of Minnesota, the Investment Company Act of 1940 or other applicable statute, the Articles of Incorporation of the Corporation or these Bylaws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such matter or matters.

     Section 1.09. VOTING RIGHTS. Subdivision 1. A shareholder shall have the voting rights set forth in the Articles of Incorporation of the Corporation. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.

     Subdivision 2. The Board may fix a date not more than sixty days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

     Section 1.10. PROXIES. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective.

     Section 1.11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.


DIRECTORS

     Section 2.01. NUMBER; QUALIFICATIONS. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote, the business and affairs of the Corporation shall be managed by or under the direction of a Board of one or more directors. Directors shall be natural persons. The shareholders at each regular meeting shall determine the number of directors to constitute the Board, provided that thereafter the authorized number of directors may be increased by the shareholders or the Board and decreased by the shareholders. Directors need not be shareholders.

     Section 2.02. TERM. Each director shall serve for an indefinite term that expires at the next regular meeting of the shareholders. A director shall hold office until a successor is elected and has qualified or until the earlier death, resignation, removal or disqualification of the director. No person shall serve as a Director beyond the earlier of the end of the month in which he or she attains the age of 70 years, or the end of the month in which he or she completes 10 continuous years of service as a Director, except that the limitation on 10 continuous years of service shall not apply to any person who was originally elected as a Director before September 6, 1989.(2)

     A vacancy on the Board may be declared by a majority of the Board upon the happening of any of the following events: (1) death, (2) resignation, or (3) disability of a Director. Disability may involve either physical or mental disability which seriously affects the ability of a Director to participate in the meetings of the Board. Such physical or mental disability shall be certified to after examination by one or more physicians selected by majority vote of the remaining directors. A Director shall be deemed to be disabled if he or she is unable to attend three (3) consecutive regular meetings of the Board of Directors because of such disability.(3)

     Section 2.03. VACANCIES. Vacancies on the Board of Directors resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum. Vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time such directorships are created. Each person elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular meeting or at any special meeting duly called for that purpose.

     Section 2.04. PLACE OF MEETINGS. Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board.

     Section 2.05. REGULAR MEETINGS. Regular meetings of the Board of Directors for the election of officers and the transaction of any other business shall be held without notice at the place of and immediately after each regular meeting of the shareholders.

     Section 2.06. SPECIAL MEETINGS. A special meeting of the Board of Directors may be called for any purpose or purposes at any time by any member of the Board by giving not less than two nor more than ten days' notice to all directors of the date, time and place of the meeting. The notice need not state the purpose of the meeting.

     Section 2.07. WAIVER OF NOTICE; PREVIOUSLY SCHEDULED MEETINGS. Subdivision 1. A director of the Corporation may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

     Subdivision 2. If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no action is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

     Section 2.08. QUORUM; ACTS OF BOARD. The presence in person of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law, the Articles of Incorporation of the Corporation or these Bylaws, the Board shall take action by the affirmative vote of a majority of the directors present at a duly held meeting; provided, however, that the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940 or any renewal or amendment thereof, the approval of the fidelity bond required by the Investment Company Act of 1940, and the selection of the Corporation's independent public accountants shall each require the affirmative vote of a majority of the directors who are not parties to such contract or interested persons of such party.

     Section 2.09. ELECTRONIC COMMUNICATIONS. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. A director may participate in a Board meeting not described in the immediately preceding sentence by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by any means referred to in this Section 2.09 constitutes a presence in person at the meeting.

     Section 2.10. ABSENT DIRECTORS. A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     Section 2.11. ACTION WITHOUT A MEETING. An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all of the directors. Any action, other than an action requiring shareholder approval, if the Articles of Incorporation so provide, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date.

     Section 2.12. COMMITTEES. Subdivision 1. A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board, except as provided in Section 2.13.

     Subdivision 2. A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present at a duly held Board meeting.

     Subdivision 3. Section 2.04 and Sections 2.06 to 2.11 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board and directors.

     Subdivision 4. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

     Section 2.13. COMMITTEE OF DISINTERESTED PERSONS. Pursuant to the procedure set forth in Section 2.12, the Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determinations to the Board.

     Section 2.14. COMPENSATION. The Board may fix the compensation, if any, of directors.


OFFICERS

     Section 3.01. NUMBER AND DESIGNATION. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

     Section 3.02. CHAIRMAN OF THE BOARD. Unless otherwise determined by the Board of Directors, the Chairman of the Board shall be the Chief Executive Officer of the Corporation. The Chairman of the Board shall perform such executive and other duties as the Board of Directors may, from time to time, prescribe.

     Section 3.03. CHIEF EXECUTIVE OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive officer
(a) shall have general active management of the business of the Corporation;
(b) shall, when present, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) may maintain records of and certify proceedings of the Board and shareholders; and (e) shall perform such other duties as may from time to time be assigned by the Board.

     Section 3.04. CHIEF FINANCIAL OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial officer
(a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

     Section 3.05. PRESIDENT. The President shall perform such duties as may from time to time be assigned by the Board of Directors.

     Section 3.06. VICE PRESIDENTS. Any one or more Vice Presidents, if any, may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board of Directors, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

     Section 3.07. SECRETARY. The Secretary, unless otherwise determined by the Board, shall attend all meetings of the shareholders and all meetings of the Board of Directors, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these Bylaws, the Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors.

     Section 3.08. TREASURER. Unless otherwise determined by the Board, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned to him by the Board.

     Section 3.09. AUTHORITY AND DUTIES. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

     Section 3.10. TERM. Subdivision 1. All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

     Subdivision 2. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

     Subdivision 3. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held Board meeting.

     Subdivision 4. A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term by the Board.

     Section 3.11. SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board.


INDEMNIFICATION

     Section 4.01. INDEMNIFICATION. The Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law.

     Section 4.02. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.


SHARES

     Section 5.01.  CERTIFICATED AND UNCERTIFICATED SHARES.

     Subdivision 1. The shares of the Corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

     Subdivision 2. Each certificate of shares of the Corporation shall bear the corporate seal, if any, and shall be signed by the Chief Executive Officer, or the President or any Vice President, and the Chief Financial Officer, or the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

     Subdivision 3. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

     Subdivision 4. A resolution approved by the affirmative vote of a majority of the directors present at a duly held meeting of the Board may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

     Section 5.02. DECLARATION OF DIVIDENDS AND OTHER DISTRIBUTIONS. The Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by the Articles of Incorporation of the Corporation and by law.

     Section 5.03. TRANSFER OF SHARES. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by his attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

     Section 5.04. RECORD DATE. The Board of Directors may fix a time, not exceeding sixty days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.


INVESTMENT OBJECTIVES AND RESTRICTIONS

     Section 6.01. INVESTMENT OBJECTIVES. The investment objectives of each Portfolio of the Corporation are fundamental and may not be changed without the approval of the holders of a majority of the outstanding shares of the Portfolio affected (which for this purpose and under the Investment Company Act of 1940 means the lesser of (a) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (b) more than 50% of the outstanding shares). The investment objectives of the Portfolios of the Corporation are as follows:

     Money Market Portfolio. The objective of this Portfolio is to achieve the maximum current income that is consistent with stability of capital and maintenance of liquidity through investment in high quality, short-term debt obligations.

     Income Portfolio. The objective of this Portfolio is to achieve a high level of income over the longer term while providing reasonable safety of capital through investment primarily in readily marketable intermediate and long-term fixed income securities.

     Growth Portfolio. The objective of this Portfolio is to achieve long-term growth of capital through investment primarily in common stocks of established corporations that appear to offer attractive prospects of a high total return from dividends and capital appreciation.

     High Yield Portfolio. The objective of the Portfolio is to obtain high current income through investment primarily in a diversified portfolio of professionally managed high yield securities, many of which involve greater risks than higher quality investments, which a secondary objective of growth of capital.(1)

     Opportunity Growth Portfolio. The objective of the Portfolio is to obtain long term growth of capital through investment primarily in a diversified portfolio of professionally managed smaller capitalization common stocks.(5)

     World Growth Portfolio. The objective of the Portfolio is to obtain long term growth of capital through investment primarily in a diversified portfolio of professionally managed common stocks of established, non-U.S. companies.(5)

     Mid Cap Growth Portfolio. The objective of the Portfolio is to obtain long term growth of capital through investment primarily in a diversified portfolio of professionally managed medium market capitalization common stocks.

     Section 6.02. INVESTMENT RESTRICTIONS. The investment restrictions set forth below are fundamental and may not be changed without the approval of the holders of a majority of the outstanding shares of the Portfolio or Portfolios affected (as defined in Section 6.01 hereof).

     None of the Portfolios will:

     1. Buy or sell real estate, mortgages, commodities or commodity contracts, although the Portfolios may buy and sell securities which are secured by real estate and securities of real estate investment trusts and of other issuers that engage in real estate operations.

     2. Buy or sell the securities of other investment companies, except by purchases in the open market involving only customary brokerage commissions and as a result of which not more than 5% of the Corporation's total assets (taken at current value) would be invested in such securities, or except as part of a merger, consolidation or other acquisition.

     3. Acquire securities for the purpose of exercising control or management of any company except in connection with a merger, consolidation, acquisition or reorganization.

     4.  Make short sales.

     5. Purchase securities on margin or otherwise borrow money or issue senior securities except that a Portfolio, in accordance with its investment objectives and policies, may enter into reverse repurchase agreements and purchase securities on a when-issued and delayed delivery basis, within the limitations set forth in the current Prospectus of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933. The Corporation may also obtain such short-term credit as it needs for the clearance of securities transactions, and may borrow from a bank, for the account of any Portfolio, as a temporary measure to facilitate redemptions (but not for leveraging or investment) an amount that does not exceed 5% of the value of the Portfolio's total assets (including the amount borrowed) less liabilities (not including the amount owed as a result of the borrowing) at the time the borrowing is made. Investment securities will not be purchased while borrowings are outstanding. Interest paid on borrowings will not be available for investment.

     6. Enter into reverse repurchase agreements if, as a result, the Portfolio's obligations with respect to reverse repurchase agreements would exceed 10% of the Portfolio's net assets (defined to mean total assets at market value less liabilities other than reverse repurchase agreements).

     7. Pledge or mortgage assets, except that not more than 10% of the value of any Portfolio may be pledged (taken at the time the pledge is made) to secure borrowings made in accordance with paragraph 5 above, and that a Portfolio may enter into reverse repurchase agreements in accordance with paragraph 6 above.

     8. Lend money, except that loans of up to 10% of the value of each Portfolio may be made through the purchase of privately placed bonds, debentures, notes and other evidences of indebtedness of a character customarily acquired by institutional investors that may or may not be convertible into stock or accompanied by warrants or rights to acquire stock. Repurchase agreements and the purchase of publicly traded debt obligations are not considered to be "loans" for this purpose and may be entered into or purchased by a Portfolio in accordance with its investment objectives and policies.

     9. Underwrite the securities of other issuers, except where the Corporation may be deemed to be an underwriter for purposes of certain Federal securities laws in connection with the disposition of portfolio securities and with loans that a Portfolio may make pursuant to paragraph 8 above.

     10. Make an investment unless, when considering all its other investments, 75% of the value of a Portfolio's assets would consist of cash, cash items, obligations of the U.S. Government, its agencies or instrumentalities, and other securities. For purposes of this restriction, "other securities" are limited for each issuer to not more than 5% of the value of a Portfolio's assets and to not more than 10% of the issuer's outstanding voting securities held by the Corporation as a whole.

     11. Purchase securities of a company in any industry if as a result of the purchase a Portfolio's holdings of securities issued by companies in that industry would exceed 25% of the value of the Portfolio, except that this restriction does not apply to purchases of obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or issued by domestic banks. For purposes of this restriction, neither finance companies as a group nor utility companies as a group are considered to be a single industry and will be grouped instead according to their services; for example, gas, electric and telephone utilities will each be considered a separate industry.

     12. Invest in securities (including repurchase agreements maturing in more than seven days) that are subject to legal or contractual restrictions on resale or for which no readily available market exists, or in the securities of issuers (other than U.S. Government agencies or instrumentalities) having a record, together with predecessors, of less than three years' continuous operation, if, regarding all such securities, more than 10% of the Portfolio's total assets would be invested in them.

     Certain additional investment restrictions are applicable only to the Money Market Portfolio. That Portfolio will not:

     1. Invest in oil and gas interests, common stock, preferred stock, warrants or other equity securities.

     2. Invest in any security with a remaining maturity in excess of one year, except that securities held pursuant to repurchase agreements may have a remaining maturity of more than one year.


MISCELLANEOUS

     Section 7.01. EXECUTION OF INSTRUMENTS. Subdivision 1. All deeds, mortgages, bond, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

     Subdivision 2. If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

     Section 7.02. ADVANCES. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

     Section 7.03. CORPORATE SEAL. The seal of the Corporation, if any, shall be a circular embossed seal having inscribed thereon the name of the Corporation and the following words:

     "Corporate Seal Minnesota".

     Section 7.04. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

     Section 7.05. AMENDMENTS. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a Bylaw that increases the number of directors, and provided further, however, that the investment objectives contained in Section 6.01 hereof and the investment restrictions in Section 6.02 hereof may be changed only with the approval of the holders of a majority of the outstanding shares of the Portfolio or Portfolios affected (as defined in Section 6.01 hereof).